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                                                                      EXHIBIT 21


                Subsidiaries of Worldwide Flight Services, Inc.
                               December 31, 2000


          Subsidiaries                            State of Incorporation
          ------------                            ----------------------

Worldwide Flight Security Service Corporation           Delaware

Oxford Electronics, Inc.                                Delaware

NOTE: Each subsidiary does business under the name listed above.